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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EMAGEON INC.

                                    ARTICLE I

      The name of the corporation is Emageon Inc. (the "CORPORATION").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW").

                                   ARTICLE IV

      (A) AUTHORIZED CAPITAL STOCK. Effective immediately upon the filing of the Certificate of Amendment reflecting this amendment with the Delaware Secretary of State (the "Effective Time"), every eight and one-quarter (8 and 1/4) outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation. The authorized shares of the Corporation and the par value of the Common Stock shall not be changed hereby. The Corporation shall not issue fractional shares on account of the foregoing reverse split; all shares of Common Stock that are held by a stockholder as of the Effective Time shall be aggregated and each fractional share of Common Stock resulting from the reverse stock split, after giving effect to such aggregation, shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of such reverse split, such stockholder shall be entitled to receive a cash amount equal to the fair value of such fractional share. As of the Effective Time, the Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 253,465,000 shares, each with a par value of $0.001 per share. The total number of shares of Preferred Stock the Corporation shall have the authority to issue is 88,415,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 165,050,000.

      (B) PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the "CERTIFICATE") may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of 5,965,000 shares. The second series of Preferred Stock shall be designated "SERIES B PREFERRED STOCK" and shall consist of 17,200,000 shares. The third series of Preferred Stock shall be designated "SERIES B-1 PREFERRED STOCK" and shall consist of 5,700,000 shares. The fourth series of Preferred Stock shall be designated "SERIES C PREFERRED STOCK" and shall consist of 27,500,000 shares. The fifth series of Preferred Stock shall be designated "SERIES D PREFERRED STOCK" and shall consist of 18,000,000 shares. The sixth series of Preferred Stock shall be designated "SERIES E PREFERRED STOCK" and shall consist of 14,050,000 shares. Subject to the limitations and provisions set forth in this Certificate, the Board of Directors of the Corporation (the "BOARD") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock and to effect the issuance thereof, and the number of shares constituting any such series and the designation thereof, or of any of them. The description of shares of each other series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board, and a Certificate of Amendment shall be filed with the Secretary of State of the State of Delaware as required by law to be filed with respect to the issuance of such Preferred Stock, prior to the issuance of any shares of such series. Subject to the limitations and provisions set forth in this Certificate, the Board is also hereby authorized, at any time, to increase or decrease the number of shares included in each series of Preferred Stock. The authority of the Board with respect to each additional series of Preferred Stock shall include, but not be limited to, establishment of the following: (i) the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative; (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption; (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund; (iv) whether shares of such series

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shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights; (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series. The shares of Preferred Stock of any one series shall be identical with each other in such series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as set forth below in this Article IV(B).

            1. DEFINITIONS. For purposes of this Certificate, the following terms shall have the following meanings:

                  (a) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to Section 4 of this Article IV(B), regardless of whether such shares are subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued or issuable upon conversion of each series of Preferred Stock; (ii) shares of Common Stock (or Rights or Options (as hereinafter defined) therefor) issued to employees, consultants, directors and other service providers pursuant to the Stock Incentive Plan (as hereinafter defined) or other arrangements; (iii) shares of Common Stock issued as a dividend or distribution on Preferred Stock; (iv) shares of Common Stock issued pursuant to a transaction described in Sections 4(d), (e) or (f) hereof; (v) capital stock, or Rights or Options, issued to business partners in connection with bona fide debt financings, commercial credit arrangements, equipment financings, leases, technology licenses, strategic alliances, or similar transactions; (vi) shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the Closing Date (as defined in the Merger Agreement); (vii) capital stock or Rights or Options therefor issued in connection with bona fide acquisitions, mergers or similar transactions whereby the Corporation (or the stockholders of the Corporation immediately prior to such transaction) owns not less than fifty-one percent (51%) of the voting power of the surviving corporation, including, without limitation, capital stock, Rights or Options issued to satisfy any indemnification obligations of the Corporation pursuant to the Merger Agreement; (viii) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of each series of Preferred Stock will be converted to Common Stock, and (ix) shares of Series E Preferred Stock issued pursuant to the Series E Preferred Stock Purchase Agreement, dated June 25, 2003, by and among the Corporation and certain purchasers therein.

                  (b) "AGGREGATE CONSIDERATION RECEIVED" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (i) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allowable to such Additional Shares of Common Stock, Convertible Securities, or Rights or Options.

                  (c) "CHANGE OF CONTROL" shall mean: (i) a consolidation or merger of the Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not, immediately after such

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consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger; (ii) a transaction or a series of related transactions in which stockholders transfer more than fifty (50%) of the voting power of the Corporation; or (iii) a sale of all or substantially all of the assets of the Corporation.

                  (d) "COMMON STOCK EQUIVALENTS OUTSTANDING" shall mean the number of shares of Common Stock that is equal to the sum of (i) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (ii) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (iii) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                  (e) "COMMON STOCK EVENT" shall mean (i) any issuance by the Corporation of Additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (f) "CONVERTIBLE SECURITIES" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock or other capital securities.

                  (g) "EFFECTIVE DATE" shall mean date this Certificate shall become effective with the Secretary of State of the State of Delaware.

                  (h) "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Section 4(g), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under Section 4(g), for the issue of such Additional Shares of Common Stock.

                  (i) An "EVENT OF DEFAULT" for purposes of Section 7 shall mean (i) the filing of any petition, whether voluntary or involuntary, seeking the reorganization or liquidation of the Corporation under any provision of the Federal Bankruptcy Code or any other federal or state reorganization, insolvency or debtor relief law, (ii) the appointment of any receiver, liquidator or trustee for the Corporation or any of its properties by a court order and which appointment is not vacated within thirty (30) days, (iii) the Corporation is adjudicated insolvent, or the Corporation shall make an assignment for the benefit of any of its creditors, admit in writing an inability to pay debts when they become due in the ordinary course of its business, or consent to the appointment of a receiver, trustee or liquidator for the Corporation or all or any part of the property of the Corporation, (iv) the Corporation breaches any material provision of the Series B Stock Purchase Agreement dated June 26, 2000 between the Corporation and certain purchasers therein and fails to cure such breach within thirty (30) days of notice thereof from the holders of Series B Preferred Stock to the Corporation, (v) the Corporation breaches any material provision of the Series C Preferred Stock Purchase Agreement dated October 2, 2001 between the Corporation and certain purchasers therein or the Stockholders Agreement or the Registration Rights Agreement and fails to cure such breach within thirty (30) days of notice thereof from the holders of at least twenty-five (25%) of the then-outstanding shares of Series C Preferred Stock to the Corporation, or (vi) the Corporation breaches any material provision of the Stock Purchase Agreement (as hereinafter defined) or the Stockholders Agreement or the Registration Rights Agreement and fails to cure such breach within thirty
(30) days of notice thereof from the holders of at least twenty-five (25%) of the then-outstanding shares of Series E Preferred Stock to the Corporation.

                  (j) "MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among the Corporation, Emageon-UV Development Corporation, Ultravisual Medical Systems Corporation and the Stockholders' Representative named therein dated as of April 30, 2003.

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                  (k)   "PERSON" means an individual, partnership, corporation,
limited liability company, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

                  (l) "QUALIFYING IPO" shall mean an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation and/or any selling stockholders in which the offering price per share is at least three (3) times the Series C Original Issue Price (as hereinafter defined) and the aggregate proceeds to the Corporation (before deduction for underwriters' discounts and expenses relating to the issuance, including without limitation legal fees of the Corporation's counsel) are at least $50,000,000.

                  (m) "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Amended and Restated Registration Rights Agreement dated as of October 2, 2001, as amended by that certain First Amendment and Joinder to Amended and Restated Registration Rights Agreement dated as of May 30, 2003 by and among the Corporation and the parties named thereto and that certain Second Amendment and Joinder to Amended and Restated Registration Rights Agreement dated as of June 25, 2003, by and among the Corporation and the parties named thereto.

                  (n) "RIGHTS OR OPTIONS" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                  (o) "SERIES A ORIGINAL ISSUE PRICE" shall mean the original purchase price paid by holders of the Series A Preferred Stock, which purchase price shall be deemed to be $0.2514669, (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations, or as otherwise provided herein).

                  (p) "SERIES B ORIGINAL ISSUE PRICE" shall mean the original purchase price paid by holders of the Series B Preferred Stock, which purchase price shall be deemed to be $.57 (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations, or as otherwise provided herein).

                  (q) "SERIES C ORIGINAL ISSUE PRICE" shall mean the original purchase price paid by holders of the Series C Preferred Stock, which purchase price shall be deemed to be $.4275 (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations, or as otherwise provided herein).

                  (r) "SERIES D ORIGINAL ISSUE PRICE" shall mean $.7708 (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations, or as otherwise provided herein).

                  (s) "SERIES D TRIGGER PRICE" shall mean $.5170 (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations).

                  (t) "SERIES E ORIGINAL ISSUE PRICE" shall mean the original purchase price paid by holders of the Series E Preferred Stock, which purchase price shall be deemed to be $0.4275 (subject to adjustment for stock splits, stock dividends, reverse stock splits and other similar corporate reorganizations, or as otherwise provided herein).

                  (u) "STOCK INCENTIVE PLAN" shall mean any stock option plan or plans or other equity compensation plan or plans of the Corporation in effect as of the date hereof.

                  (v) "STOCKHOLDERS AGREEMENT" shall mean that certain Amended and Restated Stockholders Agreement dated as of October 2, 2001, as amended by that certain First Amendment and Joinder to Amended and Restated Stockholders Agreement dated as of May 30, 2003 by and among the Corporation and the parties named thereto and that certain Second Amendment and Joinder to Amended and Restated Stockholders Agreement dated as of June 25, 2003, by and among the Corporation and the parties named thereto.

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                  (w)   "STOCK PURCHASE AGREEMENT" shall mean that certain
Series E Preferred Stock Purchase Agreement dated as of June 25, 2003, by and among the Corporation and the parties named thereto, as amended.

            2.    DIVIDEND RIGHTS.

                  (a) Series A Preferred Stock. The holders of Series A Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the annual rate of six percent (6%) of the Series A Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Common Stock. Unpaid dividends shall not bear or accrue interest. Holders of Series A Preferred Stock shall not be entitled to participate in any dividends paid on any Common Stock.

                  (b) Series B Preferred Stock. The holders of Series B Preferred Stock shall be entitled to receive out of any funds legally available therefor, dividends at the annual rate of five percent (5%) of the Series B Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Series A Preferred Stock or Common Stock. In addition, no dividend shall be paid or declared on the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock unless a like dividend is also declared and paid on the Series B Preferred Stock. Unpaid dividends shall not bear or accrue interest.

                  (c) Series B-1 Preferred Stock. The holders of Series B-1 Preferred Stock shall be entitled to receive out of any funds legally available therefor, dividends at the annual rate of five percent (5%) of the Series B Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Series A Preferred Stock or Common Stock. In addition, no dividend shall be paid or declared on the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock unless a like dividend is also declared and paid on the Series B-1 Preferred Stock. Unpaid dividends shall not bear or accrue interest.

                  (d) Series C Preferred Stock. The holders of Series C Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the annual rate of five percent (5%) of the Series C Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Series A Preferred Stock or Common Stock. In addition, no dividend shall be paid or declared on the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock unless a like dividend is also declared and paid on the Series C Preferred Stock. Unpaid dividends shall not bear or accrue interest.

                  (e) Series D Preferred Stock. The holders of Series D Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the annual rate of five percent (5%) of the Series D Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Series A Preferred Stock or Common Stock. In addition, no dividend shall be paid or declared on the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock or the Series E Preferred Stock unless a like dividend is also declared and paid on the Series D Preferred Stock. Unpaid dividends shall not bear or accrue interest.

                  (f) Series E Preferred Stock. The holders of Series E Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the annual rate of five percent

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(5%) of the Series E Original Issue Price, payable when, as and if declared by the Board. Such dividends shall be cumulative and preferred so that, if the dividend is declared and not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared on the Series A Preferred Stock or Common Stock. In addition, no dividend shall be paid or declared on the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock unless a like dividend is also declared and paid on the Series E Preferred Stock. Unpaid dividends shall not bear or accrue interest.

                  (g) Non-Cash Dividends. In the event the Corporation shall declare a distribution (other than any distribution described in Section 4, below) payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution. Whenever a dividend shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value (as hereinafter defined) of such property.

                  (h) Common Dividends. In the event dividends are paid on any shares of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in an amount equal per share (on an as-if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

            3.    LIQUIDATION PREFERENCES.

                  (a) Preferential Amounts. In the event of any liquidation, dissolution or winding up of the Corporation ("LIQUIDATION EVENT"), whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS") shall be distributed to stockholders in the following manner:

                        (i) Series A Preferred Stock. The holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Issue Price for each share of Series A Preferred Stock (as adjusted for stock dividends, combinations, or splits with regard to such shares) plus all declared but unpaid dividends on such shares for each share of Series A Preferred Stock then held by them. Holders of Series A Preferred Stock shall not, by reason of their ownership thereof, further participate in the distribution of the assets or surplus funds of the Corporation upon liquidation, dissolution or winding up of the Corporation. The liquidation rights and preferences of the holders of Series A Preferred Stock shall be subordinate to the liquidation rights and preferences of the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

                        (ii) Series D Preferred Stock. The holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock and the Common Stock by reason of their ownership thereof, an amount equal to the Series D Original Issue Price for each share of Series D Preferred Stock (as adjusted for stock dividends, combinations, or splits with regard to such shares) plus all declared but unpaid dividends on such shares

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for each share of Series D Preferred Stock then held by them. Holders of Series
D Preferred Stock shall not, by reason of their ownership thereof, further participate in the distribution of the assets or surplus funds of the Corporation upon liquidation, dissolution or winding up of the Corporation. The liquidation rights and preferences of the holders of Series D Preferred Stock shall be subordinate to the liquidation rights and preferences of the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock.

                        (iii) Series B Preferred Stock. The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, an amount equal to the Series B Original Issue Price for each share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series B Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                        (iv) Series B-1 Preferred Stock. The holders of the Series B-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, an amount equal to the Series B Original Issue Price for each share of Series B-1 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series B-1 Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                        (v) Series C Preferred Stock. The holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B Preferred Stock, Series B-1 Preferred Stock and Series E Preferred Stock, an amount equal to $0.534375 for each share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series C Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1

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Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in
proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                        (vi)  Series E Preferred Stock.

                              (A)   If the Available Funds and Assets (or, in
the event of a Deemed Liquidation pursuant to SECTION 3(c) hereof, the aggregate net proceeds) to be distributed among the holders of all Common Stock Equivalents Outstanding is less than or equal to $61,000,000, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, an amount equal to $0.4275 for each share of Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series E Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                              (B)   If the Available Funds and Assets (or in the
event of a Deemed Liquidation pursuant to SECTION 3(c) hereof, the aggregate net proceeds) to be distributed among the holders of all Common Stock Equivalents Outstanding is greater than $61,000,000 and the Remaining Assets to be distributed pursuant to SECTION 3(b) divided by the shares held by the Remaining Asset Shareholders (calculated on an as-if-converted basis) as defined in
SECTION 3(b) ("REMAINING ASSET PER SHARE DISTRIBUTION") is less than or equal to $0.4275 (as adjusted for stock dividends, combinations, or splits with regard to Common Stock Equivalents Outstanding), assuming for purposes of calculating the Remaining Asset Per Share Distribution that the holders of Series E Preferred Stock received the liquidation preference provided in this SECTION 3(a)(vi)(b), the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, an amount equal to $0.448875 for each share of Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series E Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                              (C)   If the holders of the Series E Preferred
Stock shall not be entitled to receive a distribution or payment pursuant to subsection (A) or (B) of this SECTION 3(a)(vi), the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any Available Funds and Assets of the Corporation to the holders of the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock by reason of their ownership thereof and on a pari passu basis with the holders of the Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, an amount equal to $0.092639 for each share of Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares for each share of Series E Preferred Stock then held by them; provided, that if upon the occurrence of such event, the Available Funds and Assets to be distributed among the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the amount of Available Funds and Assets shall be distributed ratably to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock in proportion to the amount of Available Funds and Assets each such holder is otherwise entitled to receive.

                  (b) Remaining Assets. After payment has been made to the holders of Series A Preferred Stock, Series D Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock of the full preferential amounts so payable to them, any remaining funds and assets shall be payable to the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and the holders of Common Stock ("REMAINING ASSET SHAREHOLDERS") pro rata in accordance with their relative share holdings on an as-if-converted basis; provided, however, the remaining funds and assets distributed in accordance with this SECTION 3(B) shall be payable to the holders of Series E Preferred Stock only if the holders of the Series E Preferred Stock shall not have received a distribution or payment pursuant to subsection (A) or (B) of this SECTION 3(a)(vi).

                  (c) Merger, Consolidation or Sale of Assets. For purposes of this SECTION 3, a Change of Control shall be deemed a liquidation, dissolution or winding up of the Corporation (a "Deemed Liquidation").

                  (d) Non-Cash Consideration. Any non-cash asset of the Corporation distributed to stockholders in connection with any Liquidation Event shall be valued at its Fair Market Value. "FAIR MARKET VALUE" shall mean the fair market value of an asset determined in accordance with the following (with no discount given for minority interest or illiquidity of the securities):

                        (i) For assets other than cash or actively traded securities the Fair Market Value shall be decided by mutual agreement of the Corporation and the holders of a majority of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, on an as-converted basis. If the Corporation and the holders of a majority of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, on an as-converted basis, are unable to reach a mutually agreeable value within ten (10) days, then the Corporation and such holders shall within ten (10) days thereafter each select a regional or national investment banking, accounting or appraisal firm (a "QUALIFIED APPRAISER") to determine the Fair Market Value. The Corporation shall give representatives of each Qualified Appraiser full access to all information that they may reasonably request concerning the asset to be valued. If the value proposed by the Qualified Appraiser hired by the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (the "PREFERRED STOCKHOLDER VALUE") is not more than ten percent (10%) higher than the value proposed by the Corporation's Qualified Appraiser (the "CORPORATION VALUE"), the Fair Market Value shall be the average of such two proposed values. If the Preferred Stockholder Value is greater than ten percent (10%) higher than the Corporation Value, then the Corporation and the holders of a majority of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, on an as-converted basis, shall have five (5) days to determine a mutually agreeable value for the asset. If they are unable to agree within five (5) days, they shall cause their Qualified Appraisers to jointly select a third Qualified Appraiser. The third Qualified Appraiser shall within fourteen (14) days of its selection, choose the asset value proposed by either the Qualified Appraiser of the Corporation or the Qualified Appraiser of the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and

Series E Preferred Stock, voting together as a single class, on an as-converted basis, which most closely reflects its professional opinion of the Fair Market Value of the asset. The determination of Fair Market Value by such Qualified Appraiser shall be final and nonappealable.

                        (ii) The Fair Market Value of any actively traded securities not subject to an investment letter or other similar trading restrictions to be distributed to stockholders in a Liquidation Event shall be valued as follows:

                              (A)   if the securities are then traded on a
national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the daily closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; or

                              (B)   if actively traded over-the-counter, then
the value shall be deemed to be the average of the daily closing bid prices over the 30-day period ending three (3) days prior to the distribution.

                  (e) Notice. Written notice of any Liquidation Event (or Deemed Liquidation) of the Corporation within the meaning of this Section 3, which states the payment date, the place where said payments shall be made shall be given by first class mail, postage prepaid, delivered by recognized overnight courier (such as FedEx or UPS), or given by telecopy or facsimile, not less than twenty (20) days prior to the payment date stated therein, to the then holders of record of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

            4.    CONVERSION RIGHTS.

                  (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, each share of each series of Preferred Stock shall, at the option of the holder thereof, be convertible at any time or from time to time into fully paid and nonassessable shares of Common Stock. Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion pursuant to the provisions of this Section 4. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted and the Person entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (b)   Automatic Conversion.

                        (i) Class Vote. Each series of Preferred Stock shall have the right to convert its shares of Preferred Stock to Common Stock after a class vote of such series. Should a majority of the holders of the then outstanding shares of a series of Preferred Stock (voting as separate classes) so elect, by delivery of written notice or notices to the Corporation, each and every outstanding share of such series of Preferred Stock, as applicable, held by such holder shall automatically be converted into Common Stock in accordance with the provisions of this Section 4. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of the written notice described above necessary to effect such conversion. Such conversion shall be automatic, without need for any further action by such holders of shares of the applicable series of Preferred Stock, and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing shares of such series of Preferred Stock so converted are surrendered to the Corporation in accordance with the procedures described below.

                        (ii) Qualifying IPO. Each share of each series of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided in this Section 4, immediately prior to the closing of a Qualifying IPO. Upon the occurrence of a Qualifying IPO, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it to connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                  (c) Conversion Price. Each share of Preferred Stock shall be convertible in accordance with Sections 4(a) or 4(b) into the number of shares of Common Stock which results from: (i) in the case of Series A Preferred Stock, dividing the Series A Original Issue Price by the conversion price for the Series A Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal the Series A Original Issue Price (the "SERIES A CONVERSION PRICE"); (ii) in the case of Series B Preferred Stock, dividing the Series B Original Issue Price by the conversion price for the Series B Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal $0.4275 (the "SERIES B CONVERSION PRICE"); (iii) in the case of Series B-1 Preferred Stock, dividing the Series B Original Issue Price by the conversion price for the Series B-1 Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal the Series B Original Issue Price (the "SERIES B-1 CONVERSION PRICE"); (iv) in the case of Series C Preferred Stock, dividing the Series C Original Issue Price by the conversion price for the Series C Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal the Series C Original Issue Price (the "SERIES C CONVERSION PRICE"); (v) in the case of Series D Preferred Stock, dividing the Series D Original Issue Price by the conversion price for the Series D Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal the Series D Original Issue Price (the "SERIES D CONVERSION PRICE"); and (vi) in the case of Series E Preferred Stock, dividing the Series E Original Issue Price by the conversion price for the Series E Preferred Stock that is in effect at the time of conversion, which conversion price shall initially equal the Series E Original Issue Price (the "SERIES E CONVERSION PRICE"). Each of the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be subject to adjustment from time to time in accordance with this Section 4. Each of the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price may sometimes be referred to herein individually as a "CONVERSION PRICE" and collectively as the "CONVERSION PRICES".

                  (d) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the happening of a Common Stock Event after the Effective Date, each of the Conversion Prices, shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying each Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock

Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the new Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable. The Conversion Prices shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

                  (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If at any time or from time to time after the Effective Date, the Corporation pays a dividend or makes a distribution to the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of each series of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their series of Preferred Stock, been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

                  (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Effective Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, subdivision, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then in any such event each holder of each series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (g)   ADJUSTMENT OF CERTAIN SHARE ISSUANCES.

                        (i) Series A Adjustment Formula. If at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price less than the then effective Series A Conversion Price, then and in each such case the then existing Series A Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price determined by multiplying the Series A Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series A Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (ii) Series B Preferred Stock Adjustment Formula. If at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price that is less than the Series B Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Series B Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Series B Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series B Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (iii) Series B-1 Preferred Stock Adjustment Formula. If at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price that is less than the Series B-1 Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Series B-1 Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Series B-1 Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series B-1 Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (iv) Series C Preferred Stock Adjustment Formula. If at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price that is less than the Series C Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Series C Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Series C Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series C Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (v) Series D Preferred Stock Adjustment Formula. Except as provided below, if at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price that is less than the Series D Trigger Price, then, and in each such case, the Series D Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Series D Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series D Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

Notwithstanding the foregoing, the holders of a majority of the outstanding shares of Series D Preferred Stock shall be entitled on one occasion to waive, by a writing executed by such holders of a majority of the outstanding shares of Series D Preferred Stock, either prospectively or retroactively and either generally or in a particular instance, on behalf of all of the holders of Series D Preferred Stock, the anti-dilution rights of the Series D Preferred Stock (and on behalf of all of the holders of the Series D Preferred Stock) contained in this Section 4(g)(v) with respect to a subsequent financing led by one or more strategic investors up to an aggregate amount of $6,000,000 at a price per share no less than the Series C Original Issue Price, in which event, none of the holders of the outstanding shares of Series D Preferred Stock shall have any anti-dilution rights hereunder with respect to such financing.

                        (vi) Series E Preferred Stock Adjustment Formula. If at any time or from time to time after the Effective Date, the Corporation issues or sells, or is deemed by the provisions of this Section 4(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(d), a dividend or distribution as provided in Section 4(e), or a recapitalization, reclassification or other change as provided in Section 4(f), for an Effective Price that is less than the Series E Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Series E Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Series E Conversion Price by a fraction:

                              (A)   The numerator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold by the Series E Conversion Price in effect immediately prior to such issue or sale; and

                              (B)   The denominator of which shall be the sum of
(I) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (II) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                        (vii) Deemed Issuances. For the purpose of making any adjustment to the Conversion Prices required under this Section 4(g), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or anti-dilution clauses) is less than the Conversion Prices then in effect, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise of conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided, however, that:

                              (A)   if the minimum amounts of such consideration
cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                              (B)   if the minimum amount of consideration
payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                              (C)   if the minimum amount of consideration
payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                  (h) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices, the Corporation, at its expense, shall promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificates, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, as applicable, at the holder's address as shown in the Corporation's books.

                  (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value as of the date of conversion.

                  (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (k)   Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (l) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

            5.    VOTING RIGHTS.

                  (a) GENERAL. Each holder of shares of any series of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of any series of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b)   ELECTION OF BOARD OF DIRECTORS.

                        (i)   Of the authorized number of members of the Board:

                              (A)   for so long as the shares of Series D
Preferred Stock constitute at least two and one half percent (2.5%) of the outstanding capital stock of the Corporation, the holders of the Series D Preferred Stock, voting separately as a class, shall be entitled to elect one director (and to fill any vacancies with respect thereto) by a vote of a majority of the then outstanding shares of Series D Preferred Stock, calculated on an as-converted basis;

                              (B)   for so long as the shares of Series C
Preferred Stock constitute at least five percent (5%) of the outstanding capital stock of the Corporation, the holders of the Series C Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors (and to fill any vacancies with respect thereto) by a vote of a majority of the then outstanding shares of Series C Preferred Stock, calculated on an as-converted basis;

                              (C)   for so long as the shares of Series B
Preferred Stock and Series B-1 Preferred Stock, collectively, constitute at least five percent (5%) of the outstanding capital stock of the Corporation, the holders of the Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, shall be entitled to elect one director (and to fill any vacancy with respect thereto) by a vote of a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, calculated on an as-converted basis;

                              (D)   for so long as the shares of Series A
Preferred Stock constitute at least five percent (5%) of the outstanding capital stock of the Corporation, the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect one director (and to fill any vacancies with respect thereto) by a vote of a majority of the then outstanding shares of Series A Preferred Stock; and

                              (E)   any other members of the Board authorized by
the Corporation's Bylaws shall be elected by the holders of the Common Stock and Preferred Stock, voting together as a single class.

                        (ii) Any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either with or without cause, by and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose.

                        (iii) At least one member of the Board designated by the holders of the outstanding shares of Series B Preferred Stock and/or Series B-1 Preferred Stock and at least one member of the Board designated by the holders of the outstanding shares of Series C Preferred Stock shall serve on the audit committee, compensation committee and executive committee of the Corporation. If no such committees exist, this Section 5(b)(iii) will apply to such committees when, as and if they are formed or established.

            6. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as any shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series A Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least sixty percent (60%) of the total number of shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding, voting together as a single class (on an as-converted basis), the Corporation shall not:

                  (a) assume, guarantee, endorse or otherwise become directly or contingently liable for any obligation or indebtedness (except for obligations or indebtedness related to financing the acquisition or leasing of equipment for or on behalf of customers of the Corporation ("EQUIPMENT FINANCING")) in excess of $2,000,000 in the aggregate, per year;

                  (b) prepay any debt in excess of $10,000 unrelated to Equipment Financing;

                  (c) change the compensation of the executive officers of the Corporation (except with the approval of the executive committee of the Board);

                  (d) pay a dividend or distribution to the holders of Common Stock;

                  (e) except with the approval of the executive committee of the Board, enter into any employee related-party transactions, which shall mean a transaction not in the ordinary course of business between the Corporation, and any officer or director of the Corporation, or an affiliate of any officer or director of the Corporation;

                  (f) sell, convey, or otherwise dispose of or encumber all or substantially all of the Corporation's property or assets or merge or consolidate with or into any other corporation or corporations in a transaction that results in the holders of the Series C Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock receiving a price per share that is less than two and one-half (2-1/2) times the Series B Original Issue Price for each share held by such holders;

                  (g) acquire the stock, assets or business of any other entity in any form of transaction in which more than fifty percent (50%) of the voting power is disposed of, or which exceeds $2,000,000 in value, or enter into a joint venture, licensing agreement or exclusive marketing or other distribution agreement with another entity with respect to the Corporation's products or services, except in the ordinary course of business;

                  (h)   increase the authorized number of shares of Preferred
Stock;

                  (i) authorize or issue any Additional Shares of Common Stock if the Effective Price is less than the Series E Original Issue Price;

                  (j) issue any shares of the Series D Preferred Stock except in accordance with the Merger Agreement;

                  (k) create a new class or series or change a class or series of shares with subordinate and inferior rights into a class or series of shares having rights, preferences, or privileges prior, superior or substantially equal to the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series E Preferred Stock;

                  (l) increase the rights, preferences or number of authorized shares of any class or series having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to those of the existing Preferred Stock, in each case without the prior consent or approval of the holders of a majority of the outstanding shares of each adversely affected series of Preferred Stock;

                  (m) effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class or series into the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, in each case without the prior consent or approval of the holders of a majority of the outstanding shares of each adversely affected series of Preferred Stock;

                  (n) change the designations, rights, preferences, or limitations of all or part of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, in each case without the prior consent or approval of the holders of a majority of the outstanding shares of each adversely affected series of Preferred Stock;

                  (o) effect any liquidation, dissolution or winding up of the Corporation; or

                  (p)   amend the provisions of this Article IV.

In addition, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the total number of shares of the Series D Preferred Stock outstanding, the Corporation shall not enter into any merger, consolidation, exchange, conversion or recapitalization that would directly or indirectly increase or decrease the aggregate number of authorized shares of the Series D Preferred Stock, increase or decrease the par value of the shares of Series D Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series D Preferred Stock so as to affect them adversely. Notwithstanding the foregoing, nothing contained in this paragraph shall limit any right of the Corporation to issue (without the vote or written consent of the holders of Series D Preferred Stock) any additional series or class of Preferred Stock with powers, preferences or special rights that are superior, inferior or pari passu to those of any existing Preferred Stock (subject to the applicable rights of all holders of Preferred Stock in Sections 6(a) -(p) above), except that without first obtaining the affirmative vote or written consent of the holders of at least a majority of the total number of shares of the Series D Preferred Stock outstanding, the Corporation shall not enter into any transaction, whether by merger, consolidation, exchange, conversion, recapitalization or otherwise that would result in the issuance of a series of Preferred Stock (including, without limitation, shares of the Series B Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock, but excluding shares of Series B Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock outstanding as of the Effective Date) that has a liquidation preference that is (i) superior to the rights granted to the holders of the Series D Preferred Stock set forth in Section 3(a)(ii), and (ii) inferior to or pari passu with the rights granted to the holders of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock in Sections 3(a)(iii), 3(a)(iv) and 3(a)(v), respectively.

Notwithstanding anything in this Certificate of Incorporation or to the contrary, the issuance of a new class or series of stock (the "NEW CLASS OF STOCK") that has the right to vote together with the holders of another class or series of stock (the "OTHER CLASS OF STOCK") with respect to any matter on which the holders of the Other Class of Stock have a right to vote pursuant to this Certificate of Incorporation or the General Corporation Law shall not be deemed to adversely affect the designations, rights, limitations, powers, preferences or special rights of such Other Class of Stock solely by virtue of such voting right of the New Class of Stock.

            7.    REDEMPTION.

                  (a)   REDEMPTION DATES AND AMOUNTS.

                        (i) Series B Preferred Stock and Series B-1 Preferred Stock. If the Corporation shall have received a timely Series B Redemption Request, on any redemption date set forth therein beginning June 1, 2006 and continuing until December 1, 2006, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series B Preferred Sock or Series B-1 Preferred Stock held by them, up to thirty-three and one-third percent (33.3%) of the then-outstanding Series B Preferred Stock and Series B-1 Preferred Stock at the Series B Redemption Price (as hereinafter defined) ("FIRST SERIES B REDEMPTION"). If the Corporation shall have received a timely Series B Redemption Request, on any redemption date set forth therein beginning June 1, 2007 and continuing until December 1, 2007, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series B Preferred Sock or Series B-1 Preferred Stock held by them, up to fifty percent (50%) of the then-outstanding Series B Preferred Stock and Series B-1 Preferred Stock at the Series B Redemption Price ("SECOND SERIES B REDEMPTION"). If the Corporation shall have received a timely Series B Redemption Request, on any redemption date set forth therein beginning June 1, 2008, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series B Preferred Sock or Series B-1 Preferred Stock held by them, up to all of the then-outstanding Series B Preferred Stock and Series B-1 Preferred Stock at the Series B Redemption Price ("FINAL SERIES B REDEMPTION"). For purposes of this Section 7, (i) the "SERIES B REDEMPTION PRICE" shall mean the Series B Original Issue Price, plus any declared but unpaid dividends; and (ii) "SERIES B REDEMPTION REQUEST" shall mean a written request for redemption of shares of Series B Preferred Stock and Series B-1 Preferred Stock as set forth therein delivered to the Secretary of the Corporation no later than 90 days prior to the redemption date set forth therein by the holders of a majority of the then-outstanding Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single class, on an as-converted basis).

                        (ii) Series C Preferred Stock. If the Corporation shall have received a timely Series C Redemption Request, on any redemption date set forth therein beginning June 1, 2007 and continuing until December 1, 2007, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series C Preferred Sock held by them, up to thirty-three and one-third percent (33.3%) of the then-outstanding Series C Preferred Stock at the Series C Redemption Price (as hereinafter defined) ("FIRST SERIES C Redemption"). If the Corporation shall have received a timely Series C Redemption Request, on any redemption date set forth therein beginning June 1, 2008 and continuing until December 1, 2008, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series C Preferred Sock held by them, up to fifty percent (50%) of the then-outstanding Series C Preferred Stock at the Series C Redemption Price ("SECOND SERIES C REDEMPTION"). If the Corporation shall have received a timely Series C Redemption

Request, on any redemption date set forth therein beginning June 1, 2009, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series C Preferred Sock held by them, up to all of the then-outstanding Series C Preferred Stock at the Series C Redemption Price ("FINAL SERIES C REDEMPTION"). For purposes of this Section 7, (i) the "SERIES C REDEMPTION PRICE" shall mean the Series C Original Issue Price, plus any declared but unpaid dividends; and (ii) "SERIES C REDEMPTION REQUEST" shall mean a written request for redemption of shares of Series C Preferred Stock as set forth therein delivered to the Secretary of the Corporation no later than 90 days prior to the redemption date set forth therein by the holders of a majority of the then-outstanding Series C Preferred Stock (voting together as a single class, on an as-converted basis).

                        (iii) Series E Preferred Stock. If the Corporation shall have received a timely Series E Redemption Request, on any redemption date set forth therein at the time of the First Series B Redemption, at the time of the First Series C Redemption or beginning June 1, 2008 and continuing until December 1, 2008, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series E Preferred Sock held by them, up to thirty-three and one-third percent (33.3%) of the then-outstanding Series E Preferred Stock at the Series E Redemption Price (as hereinafter defined) ("FIRST SERIES E REDEMPTION"). If the Corporation shall have received a timely Series C Redemption Request, on any redemption date set forth therein at the time of the Second Series B Redemption, at the time of the Second Series C Redemption or beginning June 1, 2009 and continuing until December 1, 2009, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series E Preferred Sock held by them, up to fifty percent (50%) of the then-outstanding Series E Preferred Stock at the Series E Redemption Price ("SECOND SERIES E REDEMPTION"). If the Corporation shall have received a timely Series E Redemption Request, on any redemption date set forth therein at the time of the Final Series B Redemption, at the time of the Final Series C Redemption or beginning June 1, 2010, the Corporation will redeem, pro rata among the holders thereof in accordance with the number of such shares of Series E Preferred Sock held by them, up to all of the then-outstanding Series E Preferred Stock at the Series E Redemption Price ("FINAL SERIES E REDEMPTION"). For purposes of this Section 7,
(i) the "SERIES E REDEMPTION PRICE" shall mean the Series E Original Issue Price, plus any declared but unpaid dividends; and (ii) "SERIES E REDEMPTION REQUEST" shall mean a written request for redemption of shares of Series E Preferred Stock as set forth therein delivered to the Secretary of the Corporation no later than 90 days prior to the redemption date set forth therein by the holders of a majority of the then-outstanding Series E Preferred Stock (voting together as a single class, on an as-converted basis).

                  (b) Change Of Control. Immediately prior to or in connection with the consummation of any corporate transaction constituting a Change in Control, each holder of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock may cause the Corporation to redeem the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, as applicable, then owned by such holder in accordance with this Section 7 at the Series B Redemption Price, Series C Redemption Price or Series E Redemption Price, as applicable.

                  (c) Event of Default. At any time on or after the occurrence of an Event of Default, the Corporation shall (unless otherwise prevented by law) at the written request of any of the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, redeem the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series E Preferred Stock then owned by such holders and submitted for redemption at the Redemption Price.

                  (d) Notice. The Corporation shall give notice to all holders of record of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred

Stock of each holder's election to have shares redeemed pursuant to this Section
7. Upon any request for redemption, the Corporation, at its expense out of funds legally available therefor, will redeem such shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series E Preferred Stock and forthwith issue and deliver to or upon the order of the holder thereof a new certificate for the number of shares which were not surrendered, such new certificate to be dated as of the redemption date so that there will be no loss of accrued dividends on the unredeemed portion of such shares. The Series B Redemption Price, Series C Redemption Price and/or Series E Redemption Price shall be paid in full upon submission by the holder of the certificates for the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, as applicable, to be redeemed.

                  (e) Limitation. In the event the Corporation lacks sufficient funds to redeem lawfully all of the shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock which the Corporation is, at any such time, obligated to redeem in accordance with this Section 7, then redemption of less than all of such shares shall be pro rata among the holders thereof in accordance with the number of such shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series E Preferred Stock being tendered for redemption and the balance of the applicable redemption price owed shall accrue interest at seven percent (7%) per annum until paid. The Corporation shall use its best efforts to redeem the remaining shares of Preferred Stock at the earliest possible date.

      (C) COMMON STOCK. Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board pursuant to this Article IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Certificate of Incorporation, including, but not limited to, the following rights and privileges:

            1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

            2. LIQUIDATION RIGHTS. Upon a Liquidation Event, the assets of the Corporation shall be distributed as provided above in Section 3 of Article IV(B).

            3.    REDEMPTION. The Common Stock is not redeemable.

            4. VOTING RIGHTS. Each holder of Common Stock shall have the right to one vote per share of Common Stock held, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

      (A) All of the powers of the Corporation, insofar as the same may be lawfully vested in the Board, are hereby conferred upon the Board of this Corporation. In furtherance and not in limitation of such powers, the Board is expressly authorized, subject to the provisions of Section 6 of Article IV(B) to make, alter, amend and repeal from time to time any or all of the Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to make, alter, amend and repeal from time to time any or all of the Bylaws of the Corporation, in accordance with the provisions of Section 6 of Article IV(B). Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding: (1) the Board of Directors shall have no authority to alter, amend or repeal any provision of the Bylaws of the Corporation which would adversely affect the voting powers, preferences, or other special, rights or privileges, qualification, limitations or restrictions of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred

Stock, Series D Preferred Stock or Series E Preferred Stock; and (2) the stockholders of the Corporation may not alter, amend, repeal, or adopt any new provision of the Bylaws of the Corporation which would adversely affect the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock unless such action shall have been approved by the affirmative vote of the holders of
(a) a majority of the outstanding shares of common stock of the Corporation and
(b) more than fifty percent (50%) of the holders of each of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, each voting as a separate class.

      (B) The Corporation may in its Bylaws confer powers upon the Board in addition to the powers and authorities expressly conferred upon the Board by applicable law.

                                   ARTICLE VI

      The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.

                                   ARTICLE VII

      The Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute and in this Certificate, and all rights conferred on stockholders by this Certificate are granted subject to such reservation. Notwithstanding the foregoing, the amendment, alteration or repeal of, or the adoption of any provision inconsistent with, the provisions set forth in Articles IV, V, VI, and this Article VII of this Certificate which would adversely affect the voting powers, preferences, or other special rights or privileges, qualifications, limitations or restrictions of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock may only be effected if approved by the affirmative vote of the holders of (A) a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon and (B) a majority of the outstanding shares of each such series that is adversely affected.

                                  ARTICLE VIII

      To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of a director: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the General Corporation Law; or (D) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

      The Corporation shall indemnify any director or officer of the Corporation who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (collectively a "PROCEEDING") by reason of the fact that such Person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the General Corporation Law as now in effect and as hereafter amended. Such right to indemnification shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition to the fullest extent permitted under the General Corporation Law as now in effect and as hereafter amended. The indemnification provided herein shall continue as to a Person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such Person.

      The rights conferred herein shall not be exclusive of any other right to indemnification which any Person may have or hereafter acquire under any statute, bylaw, agreement, contract, resolution of the Board or stockholders of the Corporation, or otherwise.

                                   ARTICLE IX

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                    ARTICLE X

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or a class of creditors, as the case may be, and the holders of a majority of the shares of each class of stock of this Corporation agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or the class of creditors, as the case may be, and on all the stockholders of this Corporation, and also on this Corporation.